THE SECURITIES DESCRIBED IN THIS AGREEMENT HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND APPLICABLE STATE SECURITIES LAWS. THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.

                    12% SUBORDINATED CONVERTIBLE SECURED NOTE
                             SUBSCRIPTION AGREEMENT

                             DATAMETRICS CORPORATION

THIS 12% SUBORDINATED CONVERTIBLE SECURED NOTE SUBSCRIPTION AGREEMENT (this "Agreement") is executed in reliance upon an exemption under the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended (the "Act"). The undersigned hereby subcribes for the Notes hereinafter described in the amount set forth on its/his/her signature page.

         This Agreement has been executed by the undersigned subscribers ("Subscribers", and each a "Subscriber") in connection with the private placement of up to $2,500,000 of 12% Subordinated Convertible Secured Notes (the "Notes") and warrants to purchase up to One Million Two Hundred Fifty Thousand (1,250,000) shares of Common Stock ("Warrants") of DATAMETRICS CORPORATION , with an address at 25B Hanover Road, No. 3305, Florham Park, NJ 07932, a corporation organized under the laws of the State of Delaware, USA (the "Company"). The terms of the Notes are set forth in the form of the 12% Subordinated Convertible Secured Note Due 2000 annexed hereto as Exhibit A, which terms include, without limitation, the Subscribers' right to exchange the Notes for shares of the Company's Common Stock ("Conversion Shares"). The Notes shall be secured by a security interest in the assets of the Company, pursuant to a security agreement between the Company, the Subscribers and the Subscribers Agent named therein ("Security Agreement"), in the form annexed hereto as Exhibit B. The terms of the Warrants are set forth in the form annexed hereto as Exhibit C. The shares of Common Stock issuable upon the exercise of the Warrants ("Warrant Shares") and the Conversion Shares are subject to a registration rights agreement ("Registration Rights Agreement") between the Company and the Subscribers, in the form annexed hereto as Exhibit D. The Notes, Warrants, Security Agreement and Registration Rights Agreement are referred to herein as the "Purchase Documents." The offer and sale of the Notes and the Warrants (collectively the "Securities"), are being made in reliance upon an exemption under the Act. The Closing Date shall be determined in accordance with Section 1 hereof.

         SECTION 1.  AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

         1.1 CLOSING. The closing ("Closing") of the purchase and sale shall occur on July 15, 1999 (the "Closing Date"). At the Closing, the Company will sell and the Subscribers will buy, in reliance upon the representations and warranties of the Company and each Subscriber contained in this Agreement and in the Purchase Documents, upon the terms and conditions set forth herein and therein, for an aggregate purchase price of up to Two Million Five Hundred Thousand U.S. Dollars ($2,500,000, the "Purchase Price") in such amounts as are subscribed for pursuant hereto. All or a portion of the Purchase Price in the case of certain Subscribers ("Existing Securityholders") consists of the surrender and cancellation of the 1996 Senior Subordinated Secured Debentures of the Company (the "Existing Debentures") held by such Existing Securityholders, the instruments for which shall be delivered to the Company at the Closing together with bond powers duly endorsed in blank. Except as otherwise agreed, the cash portion of the Purchase Price shall be paid on the Closing Date by federal funds wire transfer, as follows:

         Lane Altman & Owens LLP
         State Street Bank and Trust Company
         Address: 225 Franklin Street, Boston, MA 02110
         Account Title:  Lane Altman & Owens Clients' Fund Account
         Routing:  ABA # 011000028
         Account No.:  3901-4162
         Attention: Gayle L. Rosenfeld, Vice President        Tel (617) 664-3357
                                                              Fax (617) 654-3991

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBERS. Each of the Subscribers individually acknowledges, represents, warrants and agrees as follows, to the extent applicable to such Subscriber:

         2.1 ORGANIZATION AND AUTHORIZATION. The Subscriber is duly incorporated or organized and validly existing in the state or country of its incorporation or organization and has all requisite power and authority to subscribe for and purchase and hold the Securities and to enter into this Agreement and the
Purchase Documents. The decision to subscribe for the Securities and the execution and delivery of this Agreement and the Purchase Documents by the Subscriber, the performance by the Subscriber of its obligations hereunder and thereunder, and the consummation by the Subscriber of the transactions contemplated hereby and thereby have been duly authorized and require no other proceedings on the part of the Subscriber. The undersigned signatory has all right, power and authority to execute and deliver this Agreement and the Purchase Documents on behalf of the Subscriber. This Agreement and the Purchase Documents have been duly executed and delivered by the Subscriber and, assuming the execution and delivery hereof and acceptance hereof by the Company, constitutes the legal, valid and binding obligations of the Subscriber, enforceable against the Subscriber in accordance with their terms.

         2.2 EVALUATION OF RISKS. The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. The Subscriber recognizes that its investment in the Company involves a high degree of risk and could result in the complete loss of its investment. The Subscriber's overall commitment to the Company and other investments which are not readily marketable is not disproportionate to the Subscriber's net worth and the Subscriber has no need for immediate liquidity in the Subscriber's investment in the Company.

         2.3 INDEPENDENT COUNSEL. The Subscriber acknowledges that it have been advised to consult with its own attorney regarding legal matters concerning the Company and its investment in the Securities and to consult with its tax advisor regarding the tax consequences of acquiring the Securities.

         2.4 DISCLOSURE DOCUMENTATION. To the full satisfaction of the Subscriber, the Subscriber has received and reviewed copies of the Company's reports and registration statements filed since October 25, 1998 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Act, including the

Company's 10-K for the fiscal year ended October 25, 1998, 10-QSBs for the fiscal quarters ended January 24, 1999 and April 25, 1999, 8-Ks filed on January 7, 1999 and May 17, 1999, and a Registration Statement on Form SB-2 filed on May 28, 1999 (collectively, the "Reports"). No representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company which were or are in any way inconsistent with the Reports, and in entering into this transaction the Subscriber is not relying upon any information, other than that contained in the Reports and the results of the Subscriber's independent investigation.

         2.5 OPPORTUNITY TO ASK QUESTIONS. The Subscriber has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the offering of the Securities, and all such questions, if any, have been answered to the full satisfaction of such Subscriber.

         2.6 INVESTMENT INTENT. Without limiting its ability to resell the Securities pursuant to an effective registration statement under the Act, the Subscriber acknowledges and agrees with the Company that it is acquiring the Securities solely for its own account and not with a view to the distribution, assignment or resale to others. The Subscriber understands and agrees that it may have to bear the economic risk of its investment in the Securities for an indefinite period of time.

         2.7 NO ADVERTISEMENTS. The Subscriber is not subscribing for the Securities as a result of or pursuant to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

         2.8 EXISTING DEBENTURES. The Subscriber, if also an Existing Securityholder, is the legal and beneficial owner of the Existing Debentures free of all liens and encumbrances both on the date hereof and at the Closing. The Subscriber agrees to execute all documents and instruments required to terminate all liens and encumbrances on assets of the Company in its favor.

         2.9 DILUTION. The Subscriber is aware and acknowledges that conversion of the Notes and exercise of the Warrants could significantly increase the outstanding number of shares of Common Stock and cause dilution to existing stockholders.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. THE COMPANY ACKNOWLEDGES, REPRESENTS, WARRANTS AND AGREES AS FOLLOWS:

         3.1 ORGANIZATION/QUALIFICATION. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where its failure to be so qualified would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs, properties, or assets of the Company (a "Material Adverse Effect").

         3.2 AUTHORIZATION. The Company has all requisite corporate right, power and authority to execute and deliver this Agreement and the Purchase Documents and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Purchase Documents by the Company, the authorization, sale, issuance and delivery of the Securities and the performance of the Company's obligations hereunder and thereunder has been taken. Upon their issuance and delivery in accordance with this Agreement and the Purchase Documents, the Securities will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Securities are subject to restrictions on transfer under state and/or federal securities laws. The issuance and sale of the Securities will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person.

         3.3 FILING OF REPORTS. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act. The Company is in compliance, to the extent applicable and material, with all reporting obligations under the 1934 Act. The Company has made all filings required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the 1934 Act during the twelve (12) months immediately preceding the offer and sale of the Securities (or for such shorter period that the Company has been required to file such material).

         3.4 FULL DISCLOSURE None of the Reports contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been publicly disclosed by the Company or disclosed in writing to each of the Subscribers which (i) could reasonably be expected to have a Material Adverse Effect, or (ii) could reasonably be expected materially and adversely to affect the ability of the Company to perform its obligations pursuant to this Agreement.

         3.5 ENFORCEABILITY; NO CONFLICT. This Agreement and the Purchase Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in this Agreement and the Purchase Documents. The execution and delivery of this Agreement and the Purchase Documents do not, and the consummation of the transactions contemplated hereby and thereby will not result in any violation of, constitute a default under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit under, any provision of the Company's Certificate of Incorporation, or Bylaws each (as amended), or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets and which (i) would reasonably be expected to have a Material Adverse Effect, or (ii) could reasonably be expected materially and adversely to affect the ability of the Company to perform its obligations pursuant to this Agreement.

         3.6 GOVERNMENTAL CONSENT, ETC. To the Company's knowledge, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement (including all Exhibits annexed hereto), the consummation of any other transaction contemplated hereby, or the offer, sale or issuance of the Securities, except as may be required by applicable securities laws.

         3.7 MATERIAL CONTRACTS. Except as set forth in the Reports, the agreements to which the Company is a party described in the Reports are valid agreements, in full force and effect, and the Company is not in breach or default under any of such agreements which could (i) reasonably be expected to have a Material

Adverse Effect, or (ii) could reasonably be expected materially and adversely to affect the ability of the Company to perform its obligations pursuant to this Agreement.

         3.8 LITIGATION. Except as disclosed in the Reports, there is no action, proceeding or investigation pending, or to the Company's knowledge threatened, against the Company which might result, either individually or in the aggregate, in any Material Adverse Effect, nor is the Company a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could (i) reasonably be expected to have a Material Adverse Effect, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

         3.9 CAPITALIZATION. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $0.01 par value per share, of which 19,007,227 are outstanding. There are 5,000,000 shares of Preferred Stock authorized and none outstanding. The Company has issued and outstanding Warrants to purchase approximately 5,634,901 shares of Common Stock. All issued and outstanding shares of Common Stock have been duly authorized, validly issued and fully paid and nonassessable.

         SECTION 4.  SECURITIES ISSUES.

         4.1 NO REGISTRATION, REVIEW OR APPROVAL. Each Subscriber acknowledges and understands that the sale of Securities pursuant to this Agreement: (i) has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, (ii) is not registered under the Act or under the securities or "blue sky" laws, rules or regulations of any state, and (iii) are being offered and sold hereunder pursuant to a private placement exemption to the registration provisions of the Act pursuant to Section 3(b) or Section 4(2) of such Act, and a similar exemption to the registration provisions of applicable state securities laws. Each Subscriber acknowledges and understands that the Securities, Conversion Shares and Warrant Shares may not be resold or otherwise transferred unless so registered or subject to an exemption from such registration.

         4.2 RELIANCE BY COMPANY. The Subscriber understands that the information provided herein, including specifically, but not limited to, the responses provided in Section 9.2 or 9.3 (as applicable) of this Agreement, will be relied upon by the Company for the purpose of determining the eligibility of the Subscriber to purchase the Securities of the Company. The Subscriber represents to the Company that his/her/its representations and warranties contained herein are complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with a private offering of securities. The Subscriber agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Subscriber to purchase the Securities of the Company.

         4.3 INDEMNIFICATION. Each of the Subscribers agrees to indemnify, and to hold harmless the Company and its affiliates, officers, directors, controlling persons, attorneys, agents and employees, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the Company and/or any of them may sustain or incur due to, arising out of or in connection with the breach or threatened breach by such Subscriber of any representation, warranty or covenant made by such Subscriber in this Agreement, any of the Purchase Documents, or in any other document provided by the Subscriber to the Company in connection with the Subscriber's investment in the Securities, including, without limitation, transfer of the Subscriber's Securities in violation of the Act.

         SECTION 5. Legend. Until such time as the Securities are registered under the Act, the certificates representing the Securities shall be subject to a legend restricting transfer under the Act, such legend to be substantially as follows:

         "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME."

The certificates representing these Securities, and each certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

         SECTION 6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. Each Subscriber understands that the Company's obligation to sell the Securities to such Subscriber is conditioned upon:

         (i) The receipt and acceptance by the Company of this Subscription Agreement and all Purchase Documents duly executed by the Subscriber;

         (ii) Delivery by the Subscriber of the Purchase Price set forth in Schedule A as payment in full for the purchase of the Securities subscribed for by the Purchaser;

         (iii) All representations and warranties of the Subscriber contained herein shall remain true and correct as of the Closing Date; and

         (iv) The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Securities, or shall have the availability of exemptions therefrom. At the Closing Date, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which the Subscriber and the Company are subject.

         SECTION 7. CONDITIONS TO SUBSCRIBER'S OBLIGATION TO PURCHASE. The Company understands that each Subscriber's obligation to purchase the Securities is conditioned upon:

         (i) Acceptance by the Company of the Subscriber's Subscription Agreement in the form hereof and the due execution by the Company of the Exhibits hereto in favor of such Subscriber;

         (ii)     Delivery  by  the  Company  of  the  original   Securities  as
                  described herein;

         (iii) All representations and warranties of the Company contained herein shall remain true and correct in all material respects as of the Closing Date; and

         (iv) The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Securities or shall have the availability of exemptions therefrom.

                  At the Closing Date, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which the Company and each Subscriber are subject.

         SECTION 8.  MISCELLANEOUS.

         8.1 GOVERNING LAW/JURISDICTION. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New Jersey, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the US District Court for the State of New Jersey in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdiction. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any state or country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives, to the extent permitted by law, any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

         8.2 CONFIDENTIALITY. The Company and each of the Subscribers agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement (including the names of the Subscribers) or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any such information obtained from any other party, including the names of each Subscriber (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information, without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

         8.3 FACSIMILE/COUNTERPARTS/ENTIRE AGREEMENT. Except as otherwise stated herein, in lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original. This Agreement, and in particular the Signatures and Sections 9.2 and 9.3, may be executed in counterparts which shall be considered an original document and which together shall be considered a complete document. This Agreement, the Purchase Documents and the Exhibits hereto and thereto, constitute the entire agreement between each Subscriber and the Company with respect to the subject matter hereof.

         8.4 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         8.5 LEGAL FEES AND EXPENSES. Each of the parties shall pay its own fees and expenses (including the fees of any accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

         8.6 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address or facsimile number as such party shall have specified most recently in writing. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur, or (c) on the fifth business day following date of mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

 (i)      If to the Company: to                 With a copy to:

          Datametrics Corporation               Lane Altman & Owens LLP
          25B Hanover Road No. 3305             101 Federal Street
          Florham Park, NJ 07932                Boston, MA 02110
          Attn:  Daniel P. Ginns, CEO           Attn:   Joseph F. Mazzella, Esq.
          Telephone: (973) 377-3900             Telephone: (617) 345-9800
          Facsimile:  (973) 377-5736            Facsimile:  (617) 345-0400

         and

         (ii) If to the Subscribers, at the addresses and numbers set forth in Sections 9.2 and 9.3 with respect to each Subscriber

         8.7 AMENDMENTS AND WAIVERS. Any term of this Agreement or of the Notes may be amended and the observance of any term of this Agreement or of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority principal amount of the Notes at the time outstanding, provided that (a) without the prior written consent of the holders of all the Notes at the time outstanding, no such amendment or waiver shall (i) extend the fixed maturity or reduce the principal amount of, or reduce the rate or extend the time of payment of interest on, or reduce the amount or extend the time of payment of any principal or premium payable on any redemption or prepayment of, any Note, or (ii) reduce the aforesaid percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver.

                   THE REST OFTHIS PAGE IS INTENTIONALLY BLANK

         SECTION 9.  ACCREDITED INVESTOR REPRESENTATION - MUST BE COMPLETED:

         9.1 EXISTING INVESTOR: Please check one box only: |_| New investor; or |_| Current investor holding Common Stock, Warrants or other securities of the Company.

         9.2 ACCREDITED INVESTOR REPRESENTATIONS FOR INDIVIDUALS:(Entities go to
Section 9.3 on next Page).  The Subscriber is (check all that apply):

         |_| (a) a natural person who has an individual net worth, or, together with his or her spouse, has a combined net worth in excess of $1,000,000. If this category applies, complete the following (or provide a personal financial statement): Net worth (including home, home furnishings and automobiles), over total liabilities equals $________.

         |_| (b) a natural person who has an individual income (exclusive of any income attributable to a spouse) in excess of $200,000 in the last two (2) calendar years, or joint income with such person's spouse in excess of $300,000 for each of those years, and reasonably expects reaching the same income level in the current calendar year.

         |_| (c) a director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officers, or general partner of a general partner of that issuer.

         Executed under seal as of the date set forth beside the signature of the Company on Page 12 hereof.

Amount Subscribed For: $________________

                         SIGNATURE PAGE FOR INDIVIDUALS

     Form of Ownership                        INDIVIDUAL SIGNATURES
                                              (Print Name(s) under Signature(s))
( )     INDIVIDUAL OWNERSHIP
        (One signature required)               _________________________________

( )     TENANTS IN COMMON
        (All tenants must sign)                _________________________________

( )     JOINT TENANTS WITH RIGHTS
        OF SURVIVORSHIP                        _________________________________
        (All tenants must sign)

---------------------------------              ---------------------------------
(Social Security Number of Individual)

---------------------------------              ---------------------------------
(Street Address)                                         (Telephone)

---------------------------------              ---------------------------------
(City/State/Zip Code)                                  (Facsimile Number)
                             Date:__________________

         9.3 ACCREDITED INVESTOR REPRESENTATIONS FOR ENTITIES. The Subscriber is (check all that apply):

     |_| (d) a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

     |_| (e) any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (the "1934 Act").

     |_| (f) an insurance company as defined in Section 2(13) of the Securities Act.

     |_| (g) an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), or a business development company as defined in Section 2(a)(48) of the 1940 Act.

     |_| (h) a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

     |_| (i) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, which plan has total assets in excess of $5,000,000.

     |_| (j) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (i) the decision to invest in the Company was made by a plan fiduciary (as defined in Section 3(21) of ERISA) that is either a bank, savings and loan association, insurance company or registered investment advisor, or (ii) the employee benefit plan has total assets in excess of $5,000,000, or (iii) if a self-directed plan, with investment decisions made solely by persons that are accredited investors. The Undersigned is aware of (i) the risk/return factors, (ii) the effect of the plan's investment in the Securities on the diversification, liquidity and cash flow needs of the plan, and (iii) the projected effect of the investment in meeting the plan's funding objectives. The Undersigned has concluded that an investment in the Securities is a prudent one.

     |_| (k) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the "Advisers Act").

     |_| (l) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (the "Code"), a corporation, Massachusetts or similar business trust, or partnership not formed for specific purpose of acquiring the Securities, with total assets in excess of $5,000,000.

     |_| (m) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase of the Securities is directed by a person who, either alone or with a purchaser representative has such knowledge and experience in business and financial matters that he is capable of revaluating the merits and risks of the prospective investment.

     |_| (n) an entity in which each of the equity owners (i.e., partners in partnership or Shareholders in a corporation) meets all of the requirements of one of the above categories.

                           SIGNATURE PAGE FOR ENTITIES

ENTITY OWNERSHIP:                CHECK FORM OF ORGANIZATION OF ENTITY SUBSCRIBER

( ) TRUST                          (Please attach a copy of trust  instrument or
                                   in lieu thereof an opinion of counsel that such trust has the authority to purchase the Securities).

( ) CORPORATION                    (Please    include    certified     corporate
                                   resolution authorizing signature).

( ) PARTNERSHIP                    (Please  attach  a copy  of  the  partnership
                                   agreement or in lieu  thereof,  an opinion of
                                   counsel   that  such   partnership   has  the
                                   authority to purchase the Securities).

( ) EMPLOYEE BENEFIT PLAN             (Please   attach   a  copy  of  the   Plan
                                      Agreement or in lieu  thereof,  an opinion
                                      of counsel that such employee benefit plan
                                      has  the   authority   to   purchase   the
                                      Securities).

NUMBER OF OWNERS - If the subscriber is a grantor trust, partnership or S corporation, provide the number of direct or indirect owners (or beneficiaries) of such entity: ___________________. (The subscriber is required to inform the Partnership if this number increases at any time during which the Subscriber holds an interest in the Partnership).

         Executed under seal as of the date set forth beside the signature of the Company on Page 12 hereof.

Amount Subscribed For: $________________

ENTITY SIGNATURE:

---------------------------------                -------------------------------
(Print Name of Entity)                                   (Street Address)

By:______________________________                -------------------------------
(Signature of Officer or Agent)                        (City/State/Zip Code)

---------------------------------                -------------------------------
(Print Name and Title of Person Signing)                (Taxpayer ID Number)

---------------------------------                -------------------------------
(Telephone)                                             (Facsimile Number)
                             Date:__________________

                           ACCEPTANCE OF SUBSCRIPTION

                             DATAMETRICS CORPORATION


         The foregoing subscription of for 12% Subordinated Convertible Secured Notes in the amount of $______________ and Warrants to purchase up to ________ shares of the Common Stock of the Company, is hereby accepted by DATAMETRICS CORPORATION, and the foregoing Subscription Agreement is hereby executed under seal by DATAMETRICS CORPORATION, this _____ day of ___________________, 199 .


                                            DATAMETRICS CORPORATION


                                            By:_________________________________
                                            Name:    Daniel P. Ginns
                                            Title:   Chief Executive Officer